Exhibit (a)(1)(C)
AMBASSADORS INTERNATIONAL, INC.
NOTICE

Offer to Exchange Shares of Common Stock Plus 10% Senior Secured Notes due 2012 for
Outstanding 3.75% Convertible Senior Notes due 2027, CUSIP Nos. 023178AA4 and 023178AB2
and
Consent Solicitation for Amendments to the Related Indenture

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON ON FRIDAY, OCTOBER 23, 2009, UNLESS EXTENDED BY THE COMPANY (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).

September 25, 2009

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

This notice, the offer to exchange and consent solicitation dated September 25, 2009 (as amended and supplemented from time to time, the “Offer to Exchange”) of Ambassadors International, Inc., a Delaware corporation (the “Company”), and the related letter of transmittal and consent (the “Letter of Transmittal”) have been delivered to you in connection with the Company’s offer (the “Exchange Offer”) to exchange for each $1,000 principal amount of outstanding 3.75% Convertible Senior Notes due 2027 issued by the Company (the “Existing Notes”): (i) 230.3766 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), plus (ii) $273.1959 principal amount of the Company’s 10% Senior Secured Notes due 2012 (the “New Notes,” and together with the consideration referenced in clause (i), the “Exchange Consideration”), upon the terms and subject to the conditions set forth in the Offer to Exchange and the related offer materials (as amended and supplemented from time to time, the “Offer Documents”). Each holder of Existing Notes validly tendered and not validly withdrawn prior to12:00 midnight, New York City time, on the Expiration Date shall receive the Exchange Consideration. The Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued but unpaid interest through, but excluding the settlement date of the Exchange Offer on, the Existing Notes that are tendered and accepted pursuant to the Exchange Offer.

Capitalized terms used but not defined herein shall have the same meaning given them in the Offer to Exchange.

We are requesting that you contact your clients for whom you hold Existing Notes regarding the Exchange Offer and Consent Solicitation. For your information and for forwarding to your clients for whom you hold Existing Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

1. The Offer to Exchange;

2. A Letter of Transmittal for your use and for the information of your clients in accepting the Exchange Offer and Consent Solicitation. The Letter of Transmittal will enable your clients to tender all Existing Notes that they own and thereby automatically deliver the related consents;

3. A form of letter which may be sent to your clients for whose accounts you hold Existing Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer and Consent Solicitation; and

4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Your prompt action is requested. The Exchange Offer and Consent Solicitation will expire at 12:00 midnight on the Expiration Date. Existing Notes tendered may be withdrawn at any time before the Expiration Date.

By tendering Existing Notes, your clients will automatically be consenting to the Proposed Amendments to the indenture for the Existing Notes. A holder may not consent to the Proposed Amendments without tendering the Existing Notes related thereto.

To participate in the Exchange Offer and Consent Solicitation, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Existing Notes, or a timely book-entry confirmation of such Existing Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”), should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Exchange. In lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, DTC participants may electronically transmit their acceptance of the Exchange Offer through DTC’s Automated Tender Offer Program (“ATOP”), for which the transaction will be eligible. In accordance with ATOP procedures, DTC will then verify the acceptance of the Exchange Offer and send an Agent’s Message to the Exchange Agent for its acceptance.

The Company has not provided guaranteed delivery procedures in conjunction with the Exchange Offer or under any of the Offer Documents or other exchange offer materials provided therewith. Holders must timely tender their Existing Notes in accordance with the procedures set forth in the Offer Documents.

The Company will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other nominees (other than the Exchange Agent and the Information Agent, as described in the Offer to Exchange) in connection with the tender of Existing Notes and delivery of consents pursuant to the Exchange Offer and Consent Solicitation. However, the Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Offer to Exchange and the related documents to the beneficial owners of Existing Notes held by them as nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the Exchange Offer and Consent Solicitation should be addressed to Globic Advisors, as the Information Agent or as the Exchange Agent, at its telephone number and address set forth on the back cover page of the Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Information Agent.

Very truly yours,

AMBASSADORS INTERNATIONAL, INC.

THE COMPANY IS MAKING THE EXCHANGE OFFER TO ALL HOLDERS OF OUTSTANDING EXISTING NOTES. THE COMPANY IS NOT AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF THE COMPANY BECOMES AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH APPLICABLE LAW, THE COMPANY WILL MAKE A GOOD FAITH EFFORT WITHOUT INCURRING ANY SIGNIFICANT EXPENSE TO COMPLY WITH ANY SUCH LAW. IF, AFTER SUCH GOOD FAITH EFFORT, THE COMPANY CANNOT COMPLY WITH ANY SUCH LAW, THE EXCHANGE OFFER WILL NOT BE MADE TO, NOR WILL TENDERS OF EXISTING NOTES BE ACCEPTED FROM OR ON BEHALF OF, THE HOLDERS OF EXISTING NOTES RESIDING IN ANY SUCH JURISDICTION, SUBJECT TO THE COMPANY’S OBLIGATIONS TO COMPLY WITH APPLICABLE SEC REGULATIONS. THE EXCHANGE OFFER WILL NOT BE MADE IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE EXCHANGE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER.

NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION OTHER THAN IN THE UNITED STATES THAT WOULD PERMIT A PUBLIC OFFERING OF NEW NOTES OR COMMON STOCK, OR THE POSSESSION, CIRCULATION OR DISTRIBUTION OF THE OFFER DOCUMENTS OR ANY OTHER MATERIAL RELATING TO THE COMPANY OR ITS NEW NOTES OR COMMON STOCK IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, SUBJECT TO THE COMPANY’S OBLIGATIONS TO COMPLY WITH APPLICABLE SEC

REGULATON. ACCORDINGLY, THE COMPANY’S NEW NOTES AND COMMON STOCK MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, AND NEITHER THE OFFER DOCUMENTS NOR ANY OTHER MATERIAL RELATING TO THE COMPANY OR ITS SHARES OF COMMON STOCK MAY BE DISTRIBUTED OR PUBLISHED, IN OR FROM ANY COUNTRY OR JURISDICTION EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES AND REGULATIONS OF ANY SUCH COUNTRY OR JURISDICTION. PERSONS INTO WHOSE POSSESSION THE OFFER DOCUMENTS COME ARE ADVISED TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS RELATING TO THIS EXCHANGE OFFER, THE DISTRIBUTION OF THE OFFER DOCUMENTS, AND THE RESALE OF THE NEW NOTES AND COMMON STOCK.

UNDER NO CIRCUMSTANCES SHALL THIS LETTER CONSTITUTE AN INVITATION OR OFFER TO SELL OR THE SOLICITATION OF AN INVITATION OR OFFER TO BUY THE EXISTING NOTES, NEW NOTES OR COMMON STOCK.

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